JOSEPH GUNNAR & CO., LLC

November 25, 2022

VIA EMAIL pbertagna@metalert.com
Mr. Patrick Bertagna, CEO
Metalert, Inc.
117 West 9th Street, Suite 1214
Los Angeles, CA 90015

Dear Patrick:

We are pleased that Metalert, Inc. (the "Company") has determined to retain Joseph Gunnar & Co., LLC ("Gunnar") to provide general financial advisory services to the Company as set forth below. This letter agreement ("Agreement") will confirm Gunnar's acceptance of such retention and will set forth the terms of our engagement.

1. **Retention.** The Company hereby retains Gunnar on a non-exclusive basis as its financial advisor and investment banker to provide general financial advisory services, and Gunnar accepts such retention on the terms and conditions set forth in this Agreement. In connection with this Agreement, Gunnar may provide certain or all of the following services (collectively referred to as the "Advisory Services"):

(a) assist the Company with non-deal roadshows and introducing the Company to retail and institutional investors, and consulting regarding strategic opportunities; and

(b) work closely with the Company's management team to develop a set of long and short-term goals with special focus on enhancing corporate and shareholder value including advising with regard to potential acquisitions, and such other financial advisory services upon which the parties may mutually agree.

It is expressly understood and agreed that Gunnar shall be required to perform only such tasks as may be necessary or desirable in connection with the rendering of its services hereunder and therefore Gunnar may not perform all of the tasks enumerated above during the term of this Agreement. Moreover, it is further understood that Gunnar need not perform each of the above-referenced tasks in order to receive the fees described in Section 2. It is understood that Gunnar's tasks may not be limited to those enumerated in this paragraph. Gunnar acknowledges that the Company has engaged and/or may engage other advisors to provide Advisory Services.

2. **Compensation.** As consideration for Gunnar's services pursuant to this Agreement, Gunnar shall be entitled to receive, and the Company agrees to pay and deliver to Gunnar and/or its designees or assignees, the below compensation within ten (10) days following the Company's execution of this Agreement:

(a) 1,500,000 shares of the Company's restricted common stock ("Common Stock"). The Common Stock will have same rights afforded other holders of the Company's Common Stock but shall be subject to the following limitations: once registered or Rule 144 eligible, Gunnar may not sell during any trading month more than the the lesser of 250,000 shares or 15% of the average daily volume during the previous 30 trading days.

3. **Confidentiality.** Except as required by law or court order, Gunnar will keep confidential any trade secrets or confidential or proprietary information of the Company which are now known to Gunnar or which hereinafter may become known to Gunnar and Gunnar shall not at any time directly or indirectly disclose or permit to be disclosed any such information to any person, firm, or corporation or other entity, or use the same in any way other than in connection with the business of the Company and in any case only with prior written permission of the Company. For purposes of this Agreement, "trade secrets or confidential or proprietary information" includes information unique to or about the Company including but not limited to its business and not known or generally available to the public.

4. **Expenses.** In addition to payment to Gunnar of the compensation set forth in Section 2 hereof, the Company shall promptly upon request from time-to-time reimburse Gunnar for all pre-approved reasonable expenses (including, without limitation, fees and disbursements of counsel and all travel and other out-of-pocket expenses) incurred by Gunnar in connection with its engagement hereunder. Gunnar will provide the Company an invoice and copies of receipts in connection with to its expenses and such expenses shall not exceed $2,500 without prior authorization of the Company.

5. **Indemnification.** In connection with the Company's engagement of Gunnar hereunder, the Company hereby agrees to indemnify and hold harmless Gunnar and its affiliates, and the respective controlling persons, directors, officers, members, shareholders, agents and employees of any of the foregoing (collectively the "Indemnified Persons"), from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, (collectively a "Claim"), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company's engagement of Gunnar, or (B) otherwise relate to or arise out of Gunnar's activities on the Company's behalf under this Agreement, and the Company shall reimburse any Indemnified person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim.

6. **Other Activities.** The Company acknowledges that Gunnar has been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor and investment banker to other companies in the industry in which the Company is involved. Subject to the confidentiality provisions of Gunnar contained in Section 3 hereof, the Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of Gunnar or of any member, manager, officer, employee, agent or representative of Gunnar, to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company's business, nor to limit or restrict the right of Gunnar to render services of any kind to any other corporation, firm, individual or association. Gunnar may, but shall not be required to, present opportunities to the Company.

7. **Term and Termination; Survival of Provisions.** This Agreement is effective November 25, 2022, until August 24, 2023. Notwithstanding anything expressed or implied herein to the contrary, the terms and provisions of Sections 3, 4, 5, 6, 7, 8, 9 and 16 shall survive the termination of this Agreement.

8. **Notices.** All notices will be in writing and will be effective when delivered in person or sent via U.S. Mail or private carrier or via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company:

Mr. Patrick Bertagna, CEO
Metalert, Inc.
117 West 9th Street Los Angeles, CA 90015

To Joseph Gunnar & Co., LLC:

Joseph Gunnar & Co., LLC
Attn: Stephan Stein
30 Broad Street, Floor 11
New York, NY 10004
Attention: Stephan A. Stein
Telephone: (212) 440-9650

9. **Governing Law; Arbitration.** This Agreement shall be enforced, governed by and construed in accordance with the laws of New York without regard to principles of conflict of laws. Any controversy between the parties to this Agreement, or arising out of the Agreement, shall be resolved by arbitration before the American Arbitration Association ("AAA") in New York City. The following arbitration agreement should be read in conjunction with these disclosures:

(a) ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

(b) THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL;

(c) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDING; AND

(d) THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDING OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

ARBITRATION AGREEMENT. ANY AND ALL CONTROVERSIES, DISPUTES OR CLAIMS BETWEEN GUNNAR AND YOU OR YOUR AGENTS, REPRESENTATIVES, EMPLOYEES, DIRECTORS, OFFICERS OR CONTROL PERSONS, ARISING OUT OF, IN CONNECTION WITH, OR WITH RESPECT TO (a) ANY PROVISIONS OF OR THE VALIDITY OF THIS AGREEMENT OR ANY RELATED AGREEMENTS, (b) THE RELATIONSHIP OF THE PARTIES HERETO, OR (c) ANY CONTROVERSY ARISING OUT OF YOUR BUSINESS SHALL BE CONDUCTED BY THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS COMMERCIAL ARBITRATION RULES. ARBITRATION MUST BE COMMENCED BY SERVICE OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE. IF YOU ARE A PARTY TO SUCH ARBITRATION, TO THE EXTENT PERMITTED BY THE RULES OF THE APPLICABLE ARBITRATION TRIBUNAL, THE ARBITRATION SHALL BE CONDUCTED IN NEW YORK, NEW YORK. THE DECISION AND AWARD OF THE ARBITRATORS(S) SHALL BE CONCLUSIVE AND BINDING UPON ALL PARTIES, AND ANY JUDGMENT UPON ANY AWARD RENDERED MAY BE ENTERED IN THE STATE OR FEDERAL COURTS LOCATED IN NEW

YORK, NEW YORK, OR ANY OTHER COURT HAVING JURISDICTION THEREOF, AND NEITHER PARTY SHALL OPPOSE SUCH ENTRY.

10. **Amendments.** This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

11. **Headings.** The section headings in this Agreement have been inserted as a matter of reference and are not part of this Agreement.

12. **Successors and Assigns.** The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained herein to the contrary, neither Gunnar nor the Company shall assign any of its obligations hereunder without the prior written consent of the other party.

13. **No Third Party Beneficiaries.** This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto, except those entitled to the benefits of the Indemnification Provisions. Without limiting the foregoing, the Company acknowledges and agrees that Gunnar is not being engaged as, and shall not be deemed to be, an agent or fiduciary of the Company's stockholders or creditors or any other person by virtue of this Agreement or the retention of Gunnar hereunder.

14. **Waiver.** Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or of any other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision or any other provision on any subsequent occasion. Any waiver must be in writing.

15. **Counterparts.** This Agreement may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one and the same agreement. Facsimile signatures shall be deemed to be original signatures for all purposes.

16. **Disclaimers.** The Company agrees that any and all decisions, acts, actions, or omissions with respect to the services contemplated by this Agreement and the other matters contemplated herein shall be the sole responsibility of the Company, and that the performance by Gunnar of services hereunder will in no way expose Gunnar to any liability for any such decisions, acts, actions or omissions of the Company.

Bill, if the terms of our engagement as set forth in this letter are satisfactory to you, please confirm by signing and returning one copy of this letter.

Very truly yours,

Joseph Gunnar & Co., LLC

____

Stephan A. Stein, President

Agreed to and accepted effective this 25th day of November, 2022, with authorization of its Board of Directors:

Metalert, Inc.

Patrick Bertagna Digitally signed by Patrick Bertagna Date: 2022.11.25 19:24:41 -08'00'

Patrick Bertagna, CEO